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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                          PEOPLES FINANCIAL CORPORATION
                                  (as amended)

     [Includes Certificate of Incorporation and the Articles of Incorporation, as amended]

     CERTIFICATE OF INCORPORATION

                              State of Mississippi

                        Office of the Secretary of State
                                     Jackson

                          Certificate of Incorporation

                                       of

                          PEOPLES FINANCIAL CORPORATION

         The undersigned, as Secretary of State of the State of Mississippi, hereby certifies that duplicate originals of Articles of Incorporation for the above named corporation duly signed and verified pursuant to the provisions of the Mississippi Business Corporation Act, have been received in this office and are found to conform to law.

         ACCORDINGLY the undersigned, as such Secretary of State, and by virtue of the authority vested in him by law, hereby issues this CERTIFICATE OF INCORPORATION, and attaches hereto a duplicate original of the Articles of Incorporation.

                                            Given under my hand and Seal of
                                            Office, this the 18th day of
                                            December, 1984.


                                            /s/ Dick Molpus
                                            SECRETARY OF STATE

SEAL OF THE
MISSISSIPPI SECRETARY
OF STATE


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                            ARTICLES OF INCORPORATION

                                       OF

                          PEOPLES FINANCIAL CORPORATION


         We, the undersigned persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

         FIRST:    The name of the corporation is Peoples Financial Corporation.

         SECOND:   The period of its duration is ninety-nine (99) years.

         THIRD:    The specific purpose or purposes for which the corporation is organized stated in general terms are:

         Primarily, to purchase, own and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation" or "holding company," and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interest in, pledge or otherwise dispose of shares of the capital stock, or any bonds, notes, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation or government and also bonds or evidences of indebtedness of the United States or any other state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes or other obligations of the corporation and while the owner thereof to exercise all the rights, powers and privileges of ownership including the right to vote on any shares of stock; to promote, lend money to and guarantee the bonds, notes, evidences of indebtedness, contracts or other obligations of , and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks or other securities or evidences of indebtedness shall be held by or for this corporation, or in which, or in the welfare of which, this corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve or enhance the value of any such bonds, stocks or other securities or evidences of indebtedness or the property of this corporation.

         And, to engage in such activities or businesses as may from time to time be permitted by State or Federal statutes, regulations or authorities, including, but not limited to, the business of acting as agent or broker for insurance companies in soliciting and receiving application for any and all types of insurance, collecting


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         premiums and doing such other business as may be delegated to agents or brokers by such insurance companies and to conduct an insurance agency and insurance brokerage business.

         To do any and all things and exercise any and all powers, rights and privileges which the corporation may now or hereafter be authorized to do under the Mississippi Business Corporation Act.

        FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Fifteen Million (15,000,000) shares of common stock of the par value of One Dollar ($1.00) a share.

        FIFTH:   Peoples Financial Corporation shall have the right to purchase its own shares to the extent of its unreserved and unrestricted earned surplus and capital surplus available therefor.

        SIXTH:   The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.

        SEVENTH: The post office address of its initial registered office is Post Office Box 529, Lameuse and Howard Avenue, Biloxi, Mississippi 39533, and the name of its initial registered agent at such address is Andy Carpenter.

        EIGHTH: If any person, firm, or corporation, (herein referred to as the Tender Offeror) or any person, firm, or corporation controlling the Tender Offeror, controlled by the Tender Offeror, or under common control with the Tender Offeror, or any group of which the Tender Offeror or any of the foregoing persons, firms, or corporations are members, or any other group controlling the Tender Offeror, controlled by the Tender Offeror, or under common control with the Tender Offeror owns of record, or owns beneficially, directly or indirectly, more than 10% of any class of equity voting security of this Corporation with the Tender Offeror, then any merger or consolidation of this corporation with the Tender Offeror, or any sale, lease, or exchange of substantially all of the assets of this Corporation or of the Tender Offeror to the other may not be effected under the laws of Mississippi unless a meeting of the shareholders of this Corporation is held to vote thereon and the votes of the holders of voting securities of this Company representing not less than 80% of the votes entitled to vote thereon, vote in favor thereof. As used herein, the term group includes persons, firms, and corporations acting in concert, whether or not as a formal group, and the term equity security means any share or similar security; or any security convertible, with or without consideration, into such a security, or carrying any warrant to subscribe to or purchase such a security; or any such warrant or right. The foregoing provision is to require a greater vote of shareholders than is required by Mississippi Code of 1972 Section 79-3-145 (dealing with mergers and consolidations) and Section 79-3-157 (dealing with sales, mortgages, etc. of assets outside the ordinary course of business) and the provisions of this Article EIGHTH shall not be amended, changed or repealed without a similar 80% vote of the voting securities in this Corporation, which is a greater vote than required by Mississippi Code of 1972 Section 79-3-117 (dealing with amendments to these


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Articles of Incorporation).

         NINTH: The Board of Directors of the Corporation shall consist of not fewer than five (5) nor more than fifteen (15) persons. The number of Directors may be fixed or changed from time to time, within the minimum and maximum, by resolution of the Board of Directors. Until further action by the Board of Directors, the Board of Directors shall consist of five (5) persons.

         TENTH:       The name and post office address of each incorporator is:

NAME                                             STREET AND POST OFFICE ADDRESS

Chevis C. Swetman                                1516 W. Beach
                                                 Biloxi, Mississippi 39530

Andy Carpenter                                   11107 LeMartin Ct.
                                                 Ocean Springs, MS 39564

         DATED:       December 14, 1984.



                                             /s/ Chevis C. Swetman
                                             ----------------------------------
                                             Incorporator
                                             Chevis C. Swetman



                                             /s/ Andy Carpenter
                                             ----------------------------------
                                             Incorporator
                                             Andy Carpenter



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STATE OF MISSISSIPPI

COUNTY OF HARRISON

         This day personally appeared before me, the undersigned authority within and for the aforesaid jurisdiction, Chevis C. Swetman and Andy Carpenter, incorporators of the corporation known as Peoples Financial Corporation who acknowledged that they signed and executed the above and foregoing Articles of Incorporation as their act and deed on this the 14th day of December, 1984.



                                             /s/ Albert L. Breeland
                                             ----------------------------------
                                             Notary Public